UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2016 (April 29, 2016)

SunEdison, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13828	56-1505767
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13736 Riverport Dr.

Maryland Heights, Missouri 63043

(Address of principal executive offices) (Zip Code)

(314) 770-7300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2016, the Board of Directors (the “Board”) of SunEdison, Inc. (the “Company”), in accordance with the requirements set forth in the Company’s debtor-in-possession credit agreement, dated April 26, 2016, established the office of Chief Restructuring Officer and appointed John Dubel as the Company’s Chief Restructuring Officer. Mr. Dubel will report directly to the independent directors of the Board (the “Independent Directors”). His primary responsibilities will involve: (i) the management of all aspects of the financial restructuring of the Company which filed a voluntary petition for reorganization under Chapter 11 on April 21, 2016 (the “Restructuring”) as announced in an 8-K filed on April 27, 2016, (ii) evaluating all aspects of the Company’s operations for cost reduction measures during the pendency of the bankruptcy proceedings and implementing such measures, (iii) directing the efforts of the Company’s management, employees and external professionals in bankruptcy-related matters and transactions, (iv) directing the development of a chapter 11 plan, and (v) managing the obligations owed by the Company to its significant creditors. Mr. Dubel has sole authority and discretion on behalf of the management of the Company (subject to the requirement that he must report directly to the Independent Directors) with respect to all matters in connection with the Restructuring, including, without limitation, disbursements, use of cash, asset sales and matters relating to TerraForm Power and TerraForm Global and their subsidiaries or their assets or liabilities. No other officer (including any Named Executive Officer, as that term is commonly understood pursuant to item 402 of regulation S-K) shall have responsibility or authority with regard to any of the duties of the Chief Restructuring Officer.

Mr. Dubel is the Chief Executive Officer of Dubel & Associates, LLC, a provider of restructuring and turnaround services to underperforming companies which he founded in 1999. He has over 30 years of experience in Board representation, turnaround management, crisis management, operational restructurings and divestments with respect to distressed companies. He is currently serving on the Board and as the Liquidating Trust Manager of the ResCap Liquidating Trust. Most recently, Mr. Dubel was the Chief Executive Officer of Financial Guaranty Insurance Company (FGIC), a monoline insurance company, and prior to that he was a partner in Gradient Partners, L.P., a single strategy distressed hedge fund.

Mr. Dubel is a past board member and officer of the Association of Insolvency and Reorganization Advisors, a Certified Insolvency and Reorganization Advisor and is a member of the Turnaround Management Association and the American Bankruptcy Institute. Mr. Dubel received a Bachelor in Business Administration degree from the College of William and Mary.

As part of Mr. Dubel’s appointment as the Company’s Chief Restructuring Officer, on April 29, 2016, the Company and Mr. Dubel entered into an engagement letter. The terms of Mr. Dubel’s engagement remain subject to the approval of the Bankruptcy Court.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2016

SUNEDISON, INC.
By:	/s/ Martin H. Truong
Name: Martin H. Truong
Title: Senior Vice President, General Counsel and Corporate Secretary